UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey  07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02                                           Unregistered Sales of Equity Securities.

Effective February 25, 2015, Bancorp of New Jersey, Inc. (the “Company”), holding company for Bank of New Jersey, entered into subscription agreements in connection with a private placement of its common stock.  Investors agreed to purchase an aggregate of 868,057 shares of the Company’s common stock, no par value, for cash at a price of $10.95 per share, the closing per share price on the NYSE MKT exchange on February 25, 2015.  The private placement, which closed on March 2, 2015, resulted in aggregate gross proceeds to the Company of approximately $9.5 million.

The shares of common stock were offered and sold in a private placement in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) including, without limitation, the exemptions under Section 4(a)(2) thereof, and Regulation D thereunder.  The shares of common stock were sold only to twelve investors who were “accredited investors,” as defined in Rule 501 promulgated under the Securities Act, and more specifically to certain directors of the Company or entities or plans through which they made their investments.  No general solicitation or advertising was used in connection with the sales of common stock in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: March 3, 2015	By:	/s/ Michael Lesler
Michael Lesler
President and Chief Executive Officer